[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 12, 2015

Guggenheim Energy & Income Fund
227 West Monroe Street
Chicago, Illinois 60606

Re:           Guggenheim Energy & Income Fund —
                 Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Guggenheim Energy & Income Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 90,000 shares (the “Shares”) of the Trust’s common shares of beneficial interest, par value $0.01 per share.

This opinion is being furnished in accordance with the requirements of Item 25 of the Form N-2 Registration Statement under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)           the notification of registration on Form N-8A (File No. 811-23057) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on May 15, 2015;

(ii)           the registration statement on Form N-2 (File Nos. 333-204223 and 811-23057) of the Trust relating to the Shares filed with the Commission on May 15, 2015 under the Securities Act and the 1940 Act, and as amended by Pre-Effective Amendment No. 1 on June 19, 2015, Pre-Effective Amendment No. 2 on June 24, 2015, and as proposed to be amended by Pre-Effective Amendment No. 3 on the date hereof (such registration statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

(iii)           the form of Distribution Agreement (the “Distribution Agreement”) proposed to be entered into between the Trust and Guggenheim Funds Distributors, LLC, filed as an exhibit to the Registration Statement;

(iv)            the form of Initial Offering Period Agreement (the “Initial Offering Period Agreement”) proposed to be entered into among the Trust, Guggenheim Funds Investment Advisors, LLC, Guggenheim Partners Investment Management, LLC, Guggenheim

Guggenheim Energy & Income Fund
August 12, 2015

Funds Distributors, LLC and the dealers named therein, filed as an exhibit to the Registration Statement;

(v)           a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware;

(vi)           a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of April 28, 2015, certified by the Secretary of the Trust;

(vii)            a copy of the Trust’s Amended and Restated By-Laws, as currently in effect, certified by the Secretary of the Trust; and

(viii)           certain resolutions adopted by the Board of Trustees of the Trust on May 20, 2015 relating to the creation, issuance and sale of the Shares and related matters, certified by the Secretary of the Trust.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Distribution Agreement and the Initial Offering Period Agreement will be executed and delivered in substantially the forms reviewed by us.

We do not express any opinion as to any laws other than the DSTA.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Distribution Agreement and the Initial Offering Period Agreement have been duly executed and delivered; (iii) the Distributor has duly accepted purchasers’ orders for Shares as contemplated by the Distribution Agreement; and (iv) the Shares have been duly entered into the share record books of the Trust and delivered upon payment in full of the consideration payable therefor, as contemplated by the Distribution Agreement and the Initial Offering Period Agreement, the Shares will have been duly authorized

Guggenheim Energy & Income Fund
August 12, 2015

by all requisite statutory trust action on the part of the Trust under the DSTA and the Shares will be validly issued and fully paid and under the DSTA the purchasers of the Shares will have no obligation to make further payments for the purchase of Shares or contributions to the Trust solely by reason of their ownership of Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Matters” and “General Information – Legal Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP